Exhibit (j)

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

i

MUTUAL FUND CUSTODY AND
SERVICES AGREEMENT

This AGREEMENT, effective as of the 31 day of March, 2005, and is between GABELLI GLOBAL GOLD, NATURAL RESOURCES AND INCOME TRUST (the “Fund”) [a business trust/ corporation] organized under the laws of the State of Delaware having its principal office and place of business at       One Corporate Center, Rye, NY 10580 and MELLON TRUST OF NEW ENGLAND, N.A., (the “Custodian”) a national banking association with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

W I T N E S S E T H:

WHEREAS, the Fund and the Custodian desire to set forth their agreement with respect to the custody of the Fund’s Securities and cash and the processing of Securities transactions;

WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager;

WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries as set forth in jurisdictions listed on Appendix C as set forth in Article II; and

WHEREAS, the Custodian agrees to perform the function of a Primary Custodian under Rule 17f-7;

NOW THEREFORE, the Fund and the Custodian agree as follows:

DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

1.    “Act”: the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

2.    “Agreement”: this agreement and any amendments.

3.    “Assets”: any of the Fund’s investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

4.    “Authorized Person”: the Chairman of the Fund’s Board, its President, and any Vice President, Secretary, Treasurer or any other person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to add or delete jurisdictions pursuant to Article II and to give Instructions on behalf of the Fund which is listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

5.    “Board”: the Board of Managers (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.

6.    “Book-Entry System”: the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

7.    “Business Day”: any day on which the Fund, the Custodian, the Book-Entry System and appropriate clearing corporation(s) are open for business.

8.    “Certificate”: any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by an Authorized Person or Persons designated by the Board to issue a Certificate.

9.    “Eligible Securities Depository”: the meaning of the term set forth in Rule 17f-7(b)(1).

10.  “Foreign Custodian”: (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country’s government or an agency of the country’s government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank-holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission. For the avoidance of doubt, the term “Foreign Custodian” shall not include Euroclear, Clearstream, Bank One or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Fund.

11.  “Instructions”: (i) all directions to the Custodian from an Authorized Person pursuant to the terms of this Agreement; (ii) all directions by or on behalf of the Fund to the Custodian in its corporate capacity (or any of its affiliates) with respect to contracts for foreign exchange; (iii) all directions by or on behalf of the Fund pursuant to an agreement with Custodian (or any of its affiliates) with respect to benefit disbursement services or information or transactional services provided via a web site sponsored by the Custodian (or any of its affiliates) (e.g., the “Workbench web site”) and (iv) all directions by or on behalf of the Fund pursuant to any other agreement or procedure between the Custodian (or any of its affiliates) and the Fund, if such agreement or procedure specifically provides that authorized persons thereunder are deemed to be authorized to give instructions under this Agreement. Instructions shall be in writing, transmitted by first class mail, overnight delivery, private courier, facsimile, or any other method, including electronic transmission subject to the Custodian’s practices, or any other method specifically agreed to in writing by the Fund and Custodian, provided that the Custodian may, in its discretion, accept oral directions and instructions from an Authorized Person and may require confirmation in writing.

12.  “Primary Custodian”: the meaning set forth in Rule 17f-7(b)(2).

13.  “Prospectus”: a Fund’s current prospectus and statement of additional information relating to the registration of the Shares under the Securities Act of 1933, as amended.

14.  “Risk Analysis”: the analysis required under Rule 17f-7(a)(1)(i)(A).

15.  “Rules 17f-4, 17f-5 and 17f-7”: such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

16.  “Security” or “Securities”: bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities, commodities, interests and investments from time to time owned by the Fund.

17.  “Securities Depository”: a system for the central handling of securities as defined in Rule 17f-4.

18.  “Selected Countries”: the jurisdictions listed on Appendix C as such may be amended from time to time in accordance with Article II.

19.  “Shares”: shares of the Fund, however designated.

ARTICLE I. — CUSTODY PROVISIONS

1.         Appointment of Custodian. The Board appoints, and the Custodian accepts appointment as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

2.         Custody of Cash and Securities.

a.         Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Custody Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Fund with any domestic subcustodian, or Securities Depository, and Foreign Custodians or Eligible Securities

Depositories in the Selected Countries as provided in Article II. Securities and monies of the Fund deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

b.         Disbursements of Cash and Delivery of Securities. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Fund shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Fund

(1)        In payment for Securities purchased for the Fund;

(2)        In payment of dividends or distributions with respect to Shares;

(3)        In payment for Shares which have been redeemed by the Fund;

(4)        In payment of taxes;

(5)        When Securities are sold, called, redeemed, retired, or otherwise become payable;

(6)        In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

(7)        Upon conversion of Securities pursuant to their terms into other securities;

(8)        Upon exercise of subscription, purchase or other similar rights represented by Securities;

(9)        For the payment of interest, management or supervisory fees, distributions or operating expenses;

(10)      In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund;

(11)      In connection with any borrowings by the Fund or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

(12)      In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Fund.

(13)      For the purpose of redeeming Shares of the capital stock of the Fund and the delivery to, or the crediting to the account of, the Custodian or the Fund’s transfer agent, such Shares to be purchased or redeemed;

(14)      For the purpose of redeeming in kind Shares of the Fund against delivery to the Custodian, its Subcustodian or the Customer Fund’s transfer agent of such Shares to be so redeemed;

(15)      For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

(16)      For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

(17)      Upon the termination of this Agreement; and

(18)      For other proper purposes as may be specified in Instructions issued by an officer of the Fund which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a Certificate stating that the purpose is a proper purpose under the instruments governing the Fund.

c.         Actions Which May be Taken Without Instructions. Unless an Instruction to the contrary is received, the Custodian shall:

(1)        Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

(2)        Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the

Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar instruments;

(3)        Surrender Securities in temporary form for definitive Securities;

(4)        Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund;

(5)        Submit or cause to be submitted to the Fund or its investment advisor as designated by the Fund information actually received by the Custodian regarding ownership rights pertaining to property held for the Fund;

(6)        Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

(7)        Deliver or cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(8)        Make or cause to be made such transfers or exchanges of the assets specifically allocated to the Fund and take such other steps as shall be stated in Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

(9)        Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

(10)      Deliver Securities owned by the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to the put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar investments;

(11)      Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund; and

(12)      Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

d.         Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during the day. Where securities purchased by the Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian’s account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for the Fund under this Custody Agreement.

e.         Registration of Securities. The Custodian is authorized to hold all Securities, Assets, or other property of the Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of the Fund in the name of the Fund, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund or the Fund.

f.          Segregated Accounts. Upon receipt of Instructions, the Custodian will, from time to time establish segregated accounts on behalf of the Fund to hold and deal with specified assets as shall be directed.

3.         Settlement of Fund Transactions.

a.         Customary Practices. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

b.         Contractual Income. The Custodian shall credit the Fund, in accordance with the Custodian’s standard operating procedure, with income and maturity proceeds on securities on contractual payment date net of any taxes or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

c.         Contractual Settlement. The Custodian will attend to the settlement of securities transactions in accordance with the Custodian’s standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4.         Lending of Securities. The Custodian may lend the assets of the Fund in accordance with the terms and conditions of a separate securities lending agreement, approved by the Fund.

5.         Persons Having Access to Assets of the Fund.

a.         No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund’s investment adviser, of any sub-investment adviser of the Fund, or of the Fund’s administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund’s investment adviser, with any sub-investment adviser of the Fund or with the Fund’s administrator shall have access to the assets of the Fund.

b.         Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund’s administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 5.

6.         Standard of Care; Scope of Custodial Responsibilities.

a.         Standard of Care. Custodian shall be required to exercise reasonable care with respect to its duties under this Agreement unless otherwise provided.

(1)        Notwithstanding any other provision of this Custody Agreement, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian.

(2)        The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion.

b.         Scope of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

(1)        The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy.

(2)        The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

(3)        The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

(4)        The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

(5)        The legality of the redemption of any Shares, or the propriety of the amount to be paid therefore

(6)        The legality of the declaration or payment of any distribution of the Fund;

(7)        The legality of any borrowing for temporary administrative or emergency purposes.

c.         No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money.

d.         Amounts Due from Transfer Agent. The Custodian shall not be required to effect collection of any amount due to the Fund from the Fund’s transfer agent nor be required to cause payment or distribution by such transfer agent of any amount paid by the Custodian to the transfer agent.

e.         Collection Where Payment Refused. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

f.          No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of its governing instruments or Prospectus.

g.         Reliance on Instructions. The Custodian shall be entitled to rely upon any Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an officer or Authorized Person of the Fund. Where the Custodian is issued Instructions orally, the Fund acknowledge that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Fund shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be fully protected in acting in accordance with all such Instructions and in failing to act in the absence thereof. The Custodian shall be under no duty to question any direction of an Authorized Person with respect to the portion of the account over which such Authorized Person has authority, to review any property held in the account, to make any suggestions with respect to the investment and reinvestment of the assets in the account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any securities or other property held by the Custodian or its subcustodians pursuant to Instructions. In following Instructions, the Custodian shall be fully protected and shall not be liable for the acts or omissions of any person or entity not selected or retained by the Custodian in its sole discretion, including but not limited to, any broker-dealer or other entity designed by the Fund or Authorized Person to hold property of the account as collateral or otherwise pursuant to an investment strategy.

7.         Appointment of Subcustodians. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Fund. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, Banc One or any other transnational depository; and 2) place assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8.         Overdraft Facility and Security for Payment. In the event that the Custodian receives Instructions to make payments or transfers of monies on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an “Overdraft”) to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and (b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon from time to time by the Custodian and the Fund or, in the absence of specific agreement, by such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Fund acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Fund expenses. The Custodian shall promptly notify the Fund (an “Overdraft Notice”) of any Overdraft. To secure payment of any Overdraft and related interest and expenses, the Fund hereby grants to the Custodian a first priority security interest in and right of setoff against the Securities and cash in the Fund’s account, including all income, substitutions and proceeds, whether now owned or hereafter acquired (the “Collateral”), in the full amount of such Overdraft, interest and expenses; provided that the Fund does not grant the Custodian a security interest in any Securities issued by an affiliate of the Custodian (as defined in Section 23A of the Federal Reserve Act). The Custodian and the Fund intend that, as the securities intermediary with respect to the Collateral, the Custodian’s security interest shall automatically be perfected when it attaches. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund’s account and to liquidate Securities in the account as necessary to meet the Fund’s obligations relating to such Overdraft, interest and expenses. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9.        Tax Obligations. For purposes of this Agreement, “Tax Obligations” shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the account, the Custodian shall perform the following services with respect to Tax Obligations:

a.         The Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

b.         The Custodian shall withhold appropriate amounts, as required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

c.         The Custodian shall provide to the Fund or the Authorized Person such information received by the Custodian which could, in the Custodian’s reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or the account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.

ARTICLE II. — FOREIGN CUSTODY MANAGER SERVICES

1.         Delegation. The Board delegates to, and the Custodian hereby agrees to accept responsibility as the Fund’s Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix C in accordance with Rule 17f-5(c).

2.         Changes to Appendix C. Appendix C may be amended by written agreement from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Fund.

3.         Reports to Board. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian and of any material change in the Fund’s foreign custody arrangements. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund.

4.         Monitoring System. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall establish a system, to re-assess or re-evaluate selected Foreign Custodians, at least annually in accordance with Rule 17f-5(c)(3).

5.         Standard of Care. In exercising the delegated authority under this Article II of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the provisions of Rule 17f-5(c)(2).

6.         Use of Securities Depositories. In exercising its delegated authority, the Custodian may assume that the Fund and its investment adviser have determined, pursuant to Rule 17f-7, that the depository provides reasonable safeguards against custody risks, if the Fund decides to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Fund with a Risk Analysis.

ARTICLE III. — INFORMATION SERVICES

1.         Risk Analysis. The Custodian will provide the Fund with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix C. If the Custodian is unable to provide a Risk Analysis with respect to a particular Securities Depository, it will notify the Fund. If a new Securities Depository commences operation in one of the Appendix C countries, the Custodian will provide the Fund with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix C, the Custodian will provide the Fund with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix C.

2.         Monitoring of Securities Depositories. The Custodian will monitor the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund with a Risk Analysis as required under Rule 17f-7. The Custodian will promptly notify the Fund or its investment adviser of any material change in these risks.

3.         Use of Agents. The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4.         Exercise of Reasonable Care. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III.

5.         Liabilities and Warranties. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties. Due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.

ARTICLE IV. — GENERAL PROVISIONS

1.         Compensation.

a.         The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in a separate Fee Schedule which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund.

b.         The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

c.         If not paid directly or timely by the Fund, the Custodian may charge against assets held on behalf of the Fund compensation and any expenses incurred by the

Custodian in the performance of its duties pursuant to this Agreement. The Custodian shall also be entitled to charge against assets of the Fund the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses which the Custodian may charge include, but are not limited to, the expenses of domestic subcustodians and Foreign Custodians incurred in settling transactions.

2.         Insolvency of Foreign Custodians. The Custodian shall be responsible for losses or damages suffered by the Fund arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3.         Liability for Depositories. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Fund with a Securities Depository.

4.         Damages. Under no circumstances shall the Custodian be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor.

5.         Indemnification; Liability of the Fund.

a.         The Fund shall indemnify and hold the Custodian harmless from all liability and costs, including reasonable counsel fees and expenses, relating to or arising out of the performance of the Custodian’s obligations under this Agreement except to the extent resulting from the Custodian’s negligence or willful misconduct. This provision shall survive the termination of this Agreement.

b.         The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

6.         Force Majeure. Notwithstanding anything in this Agreement to the contrary contained herein, the Custodian shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the account resulting from any event beyond the reasonable control of the Custodian, its agents or subcustodians. This provision shall survive the termination of this Agreement

7.         Termination.

a.         Either party may terminate this Agreement by giving the other party sixty (60) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund’s Board to terminate this Agreement and designating a successor.

b.         In the event notice of termination is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act or the Fund. If the Fund fails to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and or the Fund responsibilities under this Agreement other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

c.         Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts owed.

d.         In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties.

8.         Inspection of Books and Records. The books and records of the Custodian directly related to the Fund shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9.         Miscellaneous.

a.         Appendix A is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

b.         Appendix B is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of the present officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate when any changes are made. Until a new Certificate is received, the Custodian shall be fully protected in relying upon the last delivered Certificate.

c.         Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

The Custodian:

Mellon Trust of New England, N.A.
135 Santilli Highway
Everett, MA 02149

Attn: Claire Driscoll

The Fund:

Gabelli Global Gold, Natural Resources and Income Trust
One Corporate Center
Rye, NY 10580

Attn. Bruce Alpert

or at such other place as the parties may from time to time designate to the other in writing.

d.         This Agreement may not be amended or modified except by a written agreement executed by both parties.

e.         This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

f.          Nothing in this Agreement shall give or be construed to give or confer upon any third party any rights hereunder.

g.         The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

h.         The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Fund’s Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on Custodian to perform the responsibilities delegated pursuant to this Agreement.

i.          This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

j.          The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

k.         Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary to permit it, to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound. Each party represents and warrants that the individual executing this Agreement on its behalf has the requisite authority to bind the Fund or the Custodian to this Agreement. The Fund has received and read the “Customer Identification Program Notice”, a copy of which is attached to this Agreement as Exhibit A.

l.          This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective representatives duly authorized as of the day and year first above written.

GABELLI GLOBAL GOLD, NATURAL RESOURCES AND INCOME TRUST

By:	/s/Bruce Alpert
Name:	Bruce Alpert
Title:	President

MELLON TRUST OF NEW ENGLAND, N.A.

By:	/s/ Christopher Healy
Name:	Christopher Healy
Title:	First Vice President

APPENDIX A
LIST OF AUTHORIZED PERSONS

I, _________________________________________, the Secretary of _________________________, a [corporation/business trust] organized under the laws of the State of Delaware (the “Fund”), do hereby certify that:

The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Fund and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Signature

By:
Secretary
Dated:

APPENDIX B
FUND OFFICERS

I,           ,________________________________, the Secretary of ____________________________, a [corporation/business trust] organized under the laws of the State of Delaware (the “Fund”), do hereby certify that:

The following individuals serve in the following positions with the Fund and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund’s governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

Name	Position	Signature

Chairman of the Board

President

Treasurer

Secretary

Vice President and

Investment Officer

Vice President and

Investment Officer

By:
Secretary
Dated:

APPENDIX C
SELECTED COUNTRIES

ARGENTINA
AUSTRALIA
AUSTRIA
BAHRAIN
BANGLADESH
BELGIUM
BERMUDA
BOTSWANA
BRAZIL
BULGARIA
CANADA
CHILE
CHINA/SHANGHAI
CHINA/SHENZHEN
CLEARSTREAM
COLOMBIA
CROATIA
CZECH REPUBLIC
DENMARK
EGYPT
ESTONIA
EUROCLEAR
FINLAND
FRANCE
GERMANY
GHANA
GREECE
HONG KONG
HUNGARY
ICELAND
INDIA
INDONESIA
IRELAND
ISRAEL
ITALY
JAPAN
JORDAN
KAZAKHSTAN
KENYA
KOREA

LATVIA
LEBANON
LITHUANIA
LUXEMBOURG
MALAYSIA
MAURITIUS
MEXICO
MOROCCO
NETHERLANDS
NEW ZEALAND
NORWAY
OMAN
PAKISTAN
PANAMA
PERU
THE PHILIPPINES
POLAND
PORTUGAL
ROMANIA
RUSSIA
SINGAPORE
SLOVAKIA
SLOVENIA
SOUTH AFRICA
SPAIN
SRI LANKA
SWEDEN
SWITZERLAND
TAIWAN
THAILAND
TURKEY
UGANDA
UKRAINE
UNITED KINGDOM
UNITED STATES
URUGUAY
VENEZUELA
VIETNAM
ZAMBIA
ZIMBABWE

“*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon’s usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks.”

EXHIBIT A
CUSTOMER IDENTIFICATION PROGRAM NOTICE

MELLON

CUSTOMER IDENTIFICATION PROGRAM NOTICE
IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, all financial institutions are required by law to obtain, verify and record information that identifies each individual or entity that opens an account.

What this means for you: When you open an account, we will ask you for your name, address, taxpayer or other government identification number and other information, such as date of birth for individuals, that will allow us to identify you. We may also ask to see identification documents such as a driver’s license, passport or documents showing existence of the entity.

Rev 09/03

JOINDER AGREEMENT AND AMENDMENT TO
CUSTODY AGREEMENT

THIS JOINDER AGREEMENT AND AMENDMENT is made as of May 6, 2015 by and between THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST (the “Fund”), THE GABELLI GO ANYWHERE TRUST, and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	The Fund and BNY Mellon are parties to a Custody Agreement dated as of December 22, 2010 (the “Custody Agreement”).

B.	The Fund and BNY Mellon desire that The Gabelli Go Anywhere Trust be a party to the Custody Agreement and receive the custody and safekeeping services set forth in the Custody Agreement.

C.	The parties also wish to make certain other mutually agreeable amendments to the Custody Agreement.

TERMS:

The parties hereby agree, in consideration of the mutual promises and agreements contained herein, that:

1.
By executing this Joinder Agreement, each of the undersigned agree each is a party to, and is bound by, and shall comply with the terms of the Custody Agreement in the same manner as if each of the undersigned were an original signatory to the Custody Agreement. For the avoidance of doubt, each investment company shall be considered to have a separate agreement with BNY Mellon and hereby appoints BNY Mellon to provide custody and safekeeping services in accordance with the terms set forth in the Custody Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	New Section 11.11 is added to the Custody Agreement as follows:

“11.11 Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Fund consents to the disclosure of and authorizes the Custodian to disclose information regarding the Fund and the Accounts (“Customer-Related Data”) to the BNY Mellon Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Custodian may store the names and business contact information of the Fund’s employees and representatives on the systems or in the records of the BNY Mellon Group or its service providers. The BNY Mellon Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Mellon Group, and notwithstanding anything in this Agreement to the contrary the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with the Fund.

3.	Miscellaneous.

(a)     As hereby amended and supplemented, the Custody Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Joinder Agreement with respect to each Fund and the terms of the Custody Agreement, this Joinder Agreement shall control.

(b)     This Joinder Agreement and Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Joinder Agreement and Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement and Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

THE GABELLI NATURAL RESOURCES, GOLD & INCOME TRUST

By:	/s/ Agnes Mullady
Name:	Agnes Mullady
Title:	Treasurer

THE GABELLI GO ANYWHERE TRUST

By:	/s/ Agnes Mullady
Name:	Agnes Mullady
Title:	President

2

THE BANK OF NEW YORK MELLON

By:	/s/ Robert C. Jordan
Name:	Robert C. Jordan
Title:	Managing Director

3